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                                                                   EXHIBIT 10.19

                          CONSULTING SERVICES AGREEMENT

         THIS CONSULTING SERVICES AGREEMENT (the "Agreement"), is entered into as of March 1, 1999 (the "Effective Date"), by and between UGI Utilities, Inc., a Pennsylvania corporation, ("UGI") and Richard L. Bunn, an individual, ("Consultant").

         WHEREAS, UGI wishes to obtain the consulting services of Consultant, and Consultant wishes to provide consulting services according to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, and intending to be legally bound, UGI and Consultant agree as follows:

         1. Services to be Provided. During the term of this Agreement, Consultant shall perform for UGI such consulting services as UGI may from time to time request in connection with the transition of UGI's natural gas utility to a deregulated retail market ("Services").

         2. Term. The initial term of this Agreement shall begin on the March 1, 1999 and shall continue until December 31, 1999. Thereafter, this Agreement shall automatically renew for additional, successive terms of six (6) months each ("Additional Term") unless UGI terminates this Agreement by giving Consultant written notice of its intention to do so at least fifteen days prior to the commencement of any Additional Term.

         3.  Time Commitment and Compensation.

                  (a) As compensation for Consultant's performance of the Services to be performed under this Agreement, UGI shall pay Consultant as follows:

                          (1) For the period from March 1, 1999 to June 30,
1999, Consultant shall provide five (5) days of Services per month and shall receive a fee of $15,000 per month, payable at the end of each month. In addition, if requested by the Chairman of UGI to perform more than five (5) days of Services in any month during this period, Consultant shall be paid $1,000 per day for each such additional day;

                          (2) For the period from July 1, 1999 to December 31,
1999, Consultant shall provide three (3) days of Services per month and receive a fee of $9,000 per month, payable at the end of each month. In addition, if requested by the Chairman of UGI to perform more than three (3) days of Services in any month during this period, Consultant shall be paid $1,500 per day for each such additional day;

                           (3) For any Additional Term during calendar year
2000, Consultant shall provide one day of Services per month and receive a fee of $5,000 per month, payable at the end of each month. In addition, if requested by the Chairman of UGI to perform more than one day of Services in any month, Consultant shall be paid $1,500 per day for each such additional day;

                           (4) For any Additional Term after January 1, 2001,
Consultant shall receive $2,000 per day for Services requested by the Chairman of UGI.
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                  (b) Consultant will be reimbursed for actual, reasonable
out-of-pocket expenses incurred in carrying out the Services outlined above. Consultant will submit an expense report to UGI for reimbursement in a form acceptable to UGI.

                  (c) During the term of this Agreement, UGI shall provide appropriate office space and administrative support to Consultant in carrying out the Services.

         4. No Benefits. Consultant is not an employee of UGI and will not be entitled to participate in or receive any benefit or right under any of UGI's employee benefit and welfare plans, including, without limitation, insurance, pension and savings plans, provided however that the payments due hereunder shall be in addition to and not in lieu of any payments or benefits to which Consultant is entitled as a result of Consultant's prior employment with UGI.

         5. Independent Contractor. For purposes of this Agreement and all Services to be provided hereunder, Consultant shall not be considered a partner, co-venturer, agent, employee, or representative of UGI, but shall remain in all respects an independent contractor, and neither party shall have any right or authority to make or undertake any promise, warranty or representation, to execute any contract, or otherwise to assume any obligation or responsibility in the name of or on behalf of the other party.

         6.  Confidentiality.

                  (a) Company Information. Consultant agrees at all times during the term of this Agreement and thereafter, to hold in strictest confidence, and not to use, except in connection with Consultant's performance of the Services, and not to disclose to any person or entity any Confidential Information of UGI without the prior written authorization of UGI. As used herein, "Confidential Information" means any proprietary or confidential information, technical data, trade secrets or know-how, including, but not limited to, research, sales and/or marketing plans and products, services, business plans, acquisitions or strategies (past, present and/or prospective), customer lists and customers, credit information, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, distribution and sales methods and systems, sales and profit figures, finances and other business information disclosed to Consultant or otherwise learned, discovered or developed by Consultant, either directly or indirectly in writing, orally or by drawings or inspection of documents or other tangible property. However, Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of Consultant.

                  (b) Third Party Information. Consultant recognizes that UGI has received and in the future may continue to receive from third parties their confidential or proprietary information subject to a duty on UGI's part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees at all times during the term of this Agreement and thereafter, to hold in strictest confidence, and not to use, except in connection with Consultant's performance of the Services, and not to disclose to any person or entity, or to use it except as necessary in performing the Services, consistent with UGI's agreement with such

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third party. UGI shall provide Consultant with a copy of any applicable confidentiality agreements it may have with such third parties.

                  (c) Survival. The provisions of this Section shall survive the expiration or sooner termination of the term of this Agreement for a period of three (3) years.

         7.  No Conflicting Agreements.

                  (a) Consultant represents that Consultant is not a party to any existing agreement which would prevent Consultant from entering into and performing this Agreement. Consultant will not enter into any other agreement that is in conflict with Consultant's obligations under this Agreement without the prior written approval of UGI.

                  (b) Consultant agrees that during the term of this Agreement Consultant will not participate in any rate, regulatory or legal proceeding involving UGI or its interests without the prior written approval of UGI.

         8. Entire Agreement, Amendment and Assignment. This Agreement is the sole agreement between Consultant and UGI with respect to the Services to be performed hereunder and it supersedes all prior agreements and understandings with respect thereto, whether oral or written. No modification to any provision of this Agreement shall be binding unless in writing and signed by both the Consultant and UGI. No waiver of any rights under this agreement, will be effective unless in writing signed by the party to be charged. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Consultant hereunder are of a personal nature and shall not be assignable or delegable in whole or in part by Consultant.

         9. Notices. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand delivered, sent by facsimile or mailed by registered or certified mail, as follows (provided that notice of change of address shall be deemed given only when received):

                  If to UGI, to:

                           UGI Utilities, Inc.
                           100 Kachel Boulevard
                           Suite 400
                           Green Hills Corporate Center
                           Reading, PA  19607

                           Attention:  General Counsel
                           Facsimile No.: (610) 796-3606




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                  If to Consultant, to:

                            Richard L. Bunn

or to such other names or addresses as UGI or Consultant, as the case may be, shall designate by notice to each other person entitled to receive notices in the manner specified in this paragraph.

         IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Agreement as of the date first above written.



                                                   UGI UTILITIES, INC.




                                                   /s/ Robert J. Chaney
                                                   --------------------
                                                   Robert J. Chaney
                                                   CEO and President




                                                    CONSULTANT




                                                    /s/ Richard L. Bunn
                                                    --------------------
                                                    Richard L. Bunn


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